UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fees paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

The following are advertisements by Starbucks appearing on LinkedIn and various news websites beginning on February 20, 2024.

Starbucks 2.639.681 followers • Promoted Starbucks and its Board have delivered significant value for shareholders while creating opportunities for its partners. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z vote.starbucks.com

Starbucks 2.639.681 followers • Promoted Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Starbucks Annual Meeting of Shareholders

Starbucks 2.639.681 followers • Promoted Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Starbucks Annual Meeting of Shareholders

Starbucks W 2,639,681 followers • Promoted Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. See important no n-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Starbucks Annual Meeting of Shareholders ( Learn more )

Starbucks 2.639.681 followers • Promoted Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Starbucks Annual Meeting of Shareholders ( Learn more )

Starbucks 2,639,681 followers • Promoted Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. See important no n-GAAP and other solicitation information here: https://lnkd .in/dHr_tC7Z Starbucks Annual Meeting of Shareholders

Starbucks 2.639.681 followers • Promoted Starbucks is defined by the passion of our [partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Investing in the partner experience

Starbucks 2,639.681 followers • Promoted Starbucks is defined by the passion of our [partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Investing in the partner experience

Starbucks 2,639.681 followers • Promoted Starbucks is defined by the passion of our partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https:// lnkd.in/dHr_tC7Z Investing in the partner experience

Starbucks 2,639.681 followers • Promoted Starbucks is defined by the passion of our partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Investing in the partner experience

Starbucks 2,639.681 followers • Promoted Starbucks is defined by the passion of our partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Investing in the partner experience

Starbucks 2,639,681 followers • Promoted Starbucks is defined by the passion of our partners & the moments of connection they create. That’s why we promise them a bridge to a better future. See important non-GAAP and other solicitation information here: https://lnkd.in/dHr_tC7Z Investing in the partner experience

The Starbucks Board has the right experience to deliver long-term value to all, including partners. To learn more and see important non-GAAP and other solicitation information: VOTE.STARBUCKS.COM

Forward-Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Starbucks Corporation (“Starbucks”) plans, strategies, prospects, and expectations regarding its business and industry are forward-looking statements. They reflect Starbucks expectations, are not guarantees of performance, and speak only as of the date hereof. Except as required by law, Starbucks does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Starbucks business results are subject to a variety of risks, including those that are described in its Annual Report on Form 10-K for the fiscal year ended October 1, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Shareholder Information

Starbucks filed a definitive proxy statement and a white proxy card with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. STARBUCKS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may or will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents without charge from the SEC’s website at www.sec.gov.

Participant Information

Starbucks, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the Exchange Act of 1934) in the solicitation of proxies from Starbucks shareholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Starbucks definitive proxy statement on Schedule 14A filed with the SEC on January  25, 2024, on the section entitled “Beneficial Ownership of Common Stock” (on page 103 and available here ) and Appendix B (on page B-1 and available here). To the extent the holdings by the “participants” in the solicitation reported in the Starbucks definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.